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                                                                     Exhibit 5.1
               Opinion of Grover T. Wickersham, P.C. re Legality

                               December 31, 1999


Irvine Sensors Corporation
3001 Redhill Boulevard, Building III
Costa Mesa, CA 92626

  Re:     Registration Statement on Form S-8

Gentlemen:

     At your request, we have examined the Registration Statement on Form Sl-8 to be filed by you with the Securities and Exchange Commission (the "SEC") on or about December 31, 1999 (the "Registration Statement') in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,000,000 shares of your common stock (the "Stock") subject to issuance by you upon exercise of options to purchase shares of Stock granted under your 1999 Stock Option Plan (the "Plan").

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (File No. 333-88385), declared effective by the SEC on October 22, 1999, together with the exhibits filed therewith, including without limitation the Plan;

     (2) your registration statement on Form 8-A filed with the SEC in 1982;

     (3) the Registration Statement, together with the exhibits filed as a part thereof;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books;

     (5) your Certificate of Incorporation, as amended (the "Certificate of Incorporation") and By-laws ("By-laws"), previously filed as exhibits to reports or registration statements filed with the SEC;

     (6) your list of option holders as of the date hereof;

     (7) a Management Certificate executed by you, addressed to us and dated even date herewith, which contains certain factual and other representations (the "Management Certificate").

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or
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to determine the existence or non-existence of any other factual matters;
however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the 1,000,000 shares of Stock that may be issued and sold by you upon the exercise of: stock options granted under the 1999 Stock Option Plan, when issued and sold in accordance with the Registration Statement and the applicable Plan and stock option grant and exercise agreements or stock purchase agreements entered into or to be entered into thereunder, and in the manner referred to in the relevant prospectus associated with the Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                    Very truly yours,


                                    /s/ Grover T. Wickersham P.C.
                                    -----------------------------
                                    Grover T. Wickersham, P.C.